Exhibit 99.1

Investor Relations Contact:

Michael Haase

(925) 951-9005

Michael.Haase@Workday.com

Media Contact:

Eric Glass

(415) 432-3056

Eric.Glass@Workday.com

Workday Announces Fourth Quarter and Full Year Fiscal 2013 Financial Results

Fiscal Year 2013 Total Revenue of $274 Million, Up 104% Year Over Year; Q4 Total Revenue of

$81.5 Million, Up 89% Year Over Year

Fiscal Year 2013 Subscription Revenue of $190 Million, Up 115% Year Over Year; Q4

Subscription Revenue of $59.6 Million, Up 105% Year Over Year

Generates Positive Operating Cash Flows for the Year

PLEASANTON, Calif. — March 7, 2013 — Workday, Inc. (NYSE: WDAY), a leader in enterprise cloud applications for human resources and finance, today announced financial results for the fourth quarter and full year fiscal ended January 31, 2013.

Fiscal Fourth Quarter Results:

•	Total revenues for the fourth quarter were $81.5 million, an increase of 89% from the fourth quarter of 2012. Subscription revenues were $59.6 million, an increase of 105% from same period last year.

•

Operating loss for the fourth quarter was $30.7 million, compared to an operating loss of $23.1 million in the same period last year. Non-GAAP operating loss for the fourth quarter was $25.2 million, compared to a non-GAAP operating loss of $21.7 million last year.[1]

•

Net loss per basic and diluted share for the fourth quarter was $0.19, compared to a net loss per basic and diluted share of $0.77 in the fourth quarter of fiscal 2012. The fourth quarter non-GAAP net loss per basic and diluted share was $0.16, compared to a non-GAAP net loss per basic and diluted share of $0.73 during the same period last year.[1]

•	Operating cash flows were $5.9 million in the fourth quarter. Free cash flows were a negative $4.0 million in the fourth quarter.[2]

Fiscal Year 2013 Results:

•	Total revenues were $273.7 million, an increase of 104% from 2012. Subscription revenues for the full year were $190.3 million, up 115% year over year.

•

Operating loss was $117.9 million, compared to an operating loss of $78.4 million last year. Non-GAAP operating loss was $91.3 million, compared to a non-GAAP operating loss of $74.3 million last year.[1]

•

Net loss per basic and diluted share was $1.62, compared to a net loss per basic and diluted share of $2.71 last year. The non-GAAP net loss per basic and diluted share was $1.26, compared to a non-GAAP net loss per basic and diluted share of $2.57 last year. [1]

•	Workday generated operating cash flows of $11.2 million in 2013. Free cash flows were a negative $23.4 million.[2]

•	Cash, cash equivalents, and marketable securities were $790.3 million as of January 31, 2013. Unearned revenue was $285.3 million, a 52% increase from last year.

“Our fourth quarter ended a remarkable year for us with significant expansion in our customer base, suite of applications, and our global workforce,” said Aneel Bhusri, chairman, co-founder, and co-CEO, Workday. “Heading into fiscal 2014, we are focused on growth across Europe and APAC as enterprises everywhere look to move HR and Finance operations to the cloud. We remain committed to delivering the highest levels of customer satisfaction and product innovation, while extending our unique employee-centric culture to Workday offices worldwide.”

“Workday finished an outstanding fiscal 2013 with a very strong fourth quarter,” said Mark Peek, chief financial officer, Workday. “Total revenues for the year were $274 million, and we generated positive operating cash flows. Looking ahead to our fiscal 2014, first quarter revenues are expected to be in the range of $83 and $87 million or growth of 46-53% as compared to the prior year. Total revenues for the year are anticipated to be in the range of $420 and $435 million or growth of 53-59%.”

Recent Highlights

•	In the fourth quarter, Workday added significant customers globally, including Del Monte Corporation, Nissan Motor Company, Ltd., Primark, SunTrust Banks, Thiess Pty, Ltd., and Travelex.

•

In December 2012, all customers moved to Workday 18. This was the third update during fiscal 2013, and it delivered substantial global capabilities to Workday Financial Management. Workday 18 also included new performance management features for Workday Human Capital Management as well as advancements in collaboration and mobile.

Workday plans to host a conference call today to review its fourth quarter and full year fiscal 2013 financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/5:00 p.m. ET and can be accessed via webcast or through the company’s Investor Relations website at www.workday.com/investorrelations. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 45 days.

[1]

Non-GAAP operating loss, net loss, and net loss per share for the fiscal fourth quarters of 2012 and 2013 and fiscal years 2012 and 2013 exclude share-based compensation, and for fiscal year 2013, also exclude a one-time charge related to our contribution of 500,000 shares to the Workday Foundation. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

[2]

Free cash flows are defined as operating cash flows minus capital expenditures and property and equipment acquired under capital lease. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday

Workday is a leading provider of enterprise cloud applications for human resources and finance. Founded in 2005, Workday delivers Human Capital Management, Financial Management, and analytics applications designed for the world’s largest organizations. Hundreds of companies, ranging from medium-sized businesses to Fortune 50 enterprises, have selected Workday.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s first quarter and full year fiscal 2014 revenue projections, and our expectations for future applications. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) our ability to manage our growth effectively; (v) our limited operating history, which makes it difficult to predict future results; (vi) the development of the market for enterprise cloud services; (vii) acceptance of our applications and services by customers; (viii) breaches in our security measures or unauthorized access to our customers’ data; and (ix) changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission, including our Form 10-Q for the quarter ended October 31, 2012, that we may file from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday, Inc. services should make their purchase decisions based upon services, features and functions that are currently available.

© 2013. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	January 31, 2013	January 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$84,158	$57,529
Marketable securities	706,181	53,634
Accounts receivable, net of allowance for doubtful accounts of $613 and $261 at January 31, 2013 and 2012, respectively	67,437	54,467
Deferred costs	9,816	9,450
Prepaid expenses and other current assets	16,710	8,092

Total current assets	884,302	183,172
Property and equipment, net	44,585	25,861
Deferred costs, noncurrent	18,575	13,156
Goodwill and intangible assets, net	8,488	8,578
Other assets	3,130	1,871

Total assets	$959,080	$232,638

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,665	$2,730
Accrued expenses and other current liabilities	13,558	6,808
Accrued compensation	27,203	13,891
Capital leases	12,008	7,075
Unearned revenue	199,340	114,734

Total current liabilities	254,774	145,238
Capital leases, noncurrent	12,972	8,641
Unearned revenue, noncurrent	85,920	73,363
Other liabilities	13,131	10,051

Total liabilities	366,797	237,293
Commitments and contingencies
Redeemable convertible preferred stock, $0.001 par value; no shares and 31 million shares authorized as of January 31, 2013 and January 31, 2012; no shares and 30 million shares issued and outstanding as of January 31, 2013 and January 31, 2012	—	170,906

Stockholders’ equity (deficit):
Convertible preferred stock, $0.001 par value; no shares and 68 million shares authorized as of January 31, 2013 and January 31, 2012; no shares and 68 million shares issued and outstanding as of January 31, 2013 and January 31, 2012	—	68
Class A common stock, $0.001 par value; 750 million shares authorized as of January 31, 2013 and 26 million shares issued and outstanding as of January 31, 2013	26	—
Class B common stock $0.001 par value; 240 million shares authorized as of January 31, 2013 and 140 million shares issued and outstanding as of January 31, 2013 (including 3 million shares, subject to repurchase, legally issued and outstanding as of January 31, 2013)	136	—
Common stock, $0.001 par value; no shares and 200 million shares authorized as of January 31, 2013 and January 31, 2012; no shares and 36 million shares issued and outstanding as of January 31, 2013 and January 31, 2012 (including 3 million shares, subject to repurchase, legally issued and outstanding as of January 31, 2012)	—	33
Additional paid-in capital	993,933	106,457
Accumulated other comprehensive income	68	3
Accumulated deficit	(401,880)	(282,122)

Total stockholders’ equity (deficit)	592,283	(175,561)

Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$959,080	$232,638

Workday, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2013	2012	2013	2012
Revenues	$81,519	$43,158	$273,657	$134,427
Costs and expenses(1):
Costs of revenues	32,986	20,330	116,535	65,368
Research and development	30,252	18,287	102,665	62,014
Sales and marketing	36,389	22,582	123,440	70,356
General and administrative	12,570	5,050	48,880	15,133

Total costs and expenses	112,197	66,249	391,520	212,871

Operating loss	(30,678)	(23,091)	(117,863)	(78,444)
Other expense, net	(167)	(444)	(1,203)	(1,018)

Loss before provision for income taxes	(30,845)	(23,535)	(119,066)	(79,462)
Provision for income taxes	99	51	124	167

Net loss	(30,944)	(23,586)	(119,190)	(79,629)

Accretion of redeemable convertible preferred stock	—	(257)	(568)	(342)

Net loss attributable to Class A and Class B common stockholders	$(30,944)	$(23,843)	$(119,758)	$(79,971)

Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.19)	$(0.77)	$(1.62)	$(2.71)

Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders	161,916	30,818	74,011	29,478

(1) Costs and expenses include share-based compensation as follows:

Costs of revenues	$(812)	$(212)	$(1,913)	$(628)
Research and development	(1,301)	(373)	(3,528)	(1,124)
Sales and marketing	(879)	(306)	(2,717)	(839)
General and administrative	(2,456)	(535)	(7,170)	(1,591)

Workday, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2013	2012	2013	2012
Cash flows from operating activities
Net loss	$(30,944)	$(23,586)	$(119,190)	$(79,629)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,784	3,069	17,722	9,319
Share-based compensation	5,448	1,427	15,328	4,182
Donation of common stock to Workday Foundation	—	—	11,250	—
Amortization of deferred costs	3,032	2,004	11,368	7,099
Other	15	15	56	60
Changes in operating assets and liabilities:
Accounts receivable	(6,338)	(22,144)	(12,970)	(39,025)
Deferred costs	(5,727)	(4,894)	(17,153)	(12,036)
Prepaid expenses and other assets	(2,133)	(388)	(9,877)	(4,909)
Accounts payable	(138)	1,804	(65)	2,195
Accrued and other liabilities	3,844	1,822	17,582	9,260
Unearned revenue	33,097	34,228	97,163	89,710

Net cash provided by (used in) operating activities	5,940	(6,643)	11,214	(13,774)

Cash flows from investing activities
Purchases of marketable securities	(391,198)	(51,358)	(765,797)	(63,282)
Maturities of marketable securities	38,792	4,480	111,577	13,086
Purchase of cost method investment	—	—	—	(1,000)
Purchases of property and equipment	(9,095)	(1,257)	(15,898)	(4,999)

Net cash used in investing activities	(361,501)	(48,135)	(670,118)	(56,195)

Cash flows from financing activities
Proceeds of initial public offering, net of issuance costs	—	—	684,620	—
Proceeds from exercise of stock options	285	2,067	10,370	6,265
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	13,536	—	95,009
Principal payments on capital lease obligations	(3,541)	(1,348)	(9,453)	(4,296)

Net cash provided by financing activities	(3,256)	14,255	685,537	96,978
Effect of exchange rate changes	(5)	1	(4)	8

Net increase in cash and cash equivalents	(358,822)	(40,522)	26,629	27,017
Cash and cash equivalents at the beginning of period	442,980	98,051	57,529	30,512

Cash and cash equivalents at the end of period	$84,158	$57,529	$84,158	$57,529

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

For the Three Months Ended January 31, 2013

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Non-GAAP as adjusted
Costs and expenses:
Costs of revenues:
Subscription services	$12,484	$(200)	$12,284
Professional services	20,502	(612)	19,890
Total costs of revenues	32,986	(812)	32,174
Research and development	30,252	(1,301)	28,951
Sales and marketing	36,389	(879)	35,510
General and administrative	12,570	(2,456)	10,114
Operating loss	(30,678)	5,448	(25,230)
Operating margin	(37.6)%	6.7%	(30.9)%
Net loss	$(30,944)	$5,448	$(25,496)
Net loss per share attributable to common stockholders, for Class A and Class B, basic and diluted (1)	$(0.19)	$0.03	$(0.16)

(1)	Calculated based upon 161,916 basic and diluted weighted-average shares of Class A and Class B common stock

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

For the Three Months Ended January 31, 2012

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Non-GAAP as adjusted
Costs and expenses:
Costs of revenues:
Subscription services	$6,711	$(81)	$6,630
Professional services	13,619	(131)	13,488
Total costs of revenues	20,330	(212)	20,118
Research and development	18,287	(373)	17,914
Sales and marketing	22,582	(306)	22,276
General and administrative	5,050	(535)	4,515
Operating loss	(23,091)	1,426	(21,665)
Operating margin	(53.5)%	3.3%	(50.2)%
Net loss	$(23,586)	$1,426	$(22,160)
Net loss per share attributable to common stockholders, for Class A and Class B, basic and diluted (1)	$(0.77)	$0.04	$(0.73)

(1)	Calculated based upon 30,818 basic and diluted weighted-average shares of Class A and Class B common stock

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

For the Year Ended January 31, 2013

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Equity Grant to Workday Foundation	Non-GAAP as adjusted
Costs and expenses:
Costs of revenues:
Subscription services	$39,251	$(601)	$—	$38,650
Professional services	77,284	(1,312)	—	75,972
Total costs of revenues	116,535	(1,913)	—	114,622
Research and development	102,665	(3,528)	—	99,137
Sales and marketing	123,440	(2,717)	—	120,723
General and administrative	48,880	(7,170)	(11,250)	30,460
Operating loss	(117,863)	15,328	11,250	(91,285)
Operating margin	(43.1)%	5.6%	4.1%	(33.4)%
Net loss	$(119,190)	$15,328	$11,250	$(92,612)
Net loss per share attributable to common stockholders, for Class A and Class B, basic and diluted (1)	$(1.62)	$0.21	$0.15	$(1.26)

(1)	Calculated based upon 74,011 basic and diluted weighted-average shares for Class A and Class B common stock

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

For Year Ended January 31, 2012

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Non-GAAP as adjusted
Costs and expenses:
Costs of revenues:
Subscription services	$22,342	$(230)	$22,112
Professional services	43,026	(398)	42,628
Total costs of revenues	65,368	(628)	64,740
Research and development	62,014	(1,124)	60,890
Sales and marketing	70,356	(839)	69,517
General and administrative	15,133	(1,591)	13,542
Operating loss	(78,444)	4,182	(74,262)
Operating margin	(58.3)%	3.1%	(55.2)%
Net loss	$(79,629)	$4,182	$(75,447)
Net loss per share attributable to common stockholders, for Class A and Class B, basic and diluted (1)	$(2.71)	$0.14	$(2.57)

(1)	Calculated based upon 29,478 basic and diluted weighted-average shares for Class A and Class B common stock

Workday, Inc.

Revenue by Type

(in thousands)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2013	2012	2013	2012
Revenues:
Subscription services	$59,622	$29,031	$190,320	$88,634
Professional services	21,897	14,127	83,337	45,793

Total revenues	$81,519	$43,158	$273,657	$134,427

Revenues:
Subscription services	73.1%	67.3%	69.5%	65.9%
Professional services	26.9%	32.7%	30.5%	34.1%

Total revenues	100.0%	100.0%	100.0%	100.0%

Workday, Inc.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2013	2012	2013	2012
GAAP cash flows from operating activities	$5,940	$(6,643)	$11,214	$(13,774)
Capital expenditures	(9,095)	(1,257)	(15,898)	(4,999)
Property and equipment acquired under capital lease	(830)	(4,841)	(18,717)	(15,983)

Free cash flows	$(3,985)	$(12,741)	$(23,401)	$(34,756)

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude share-based compensation and, for the year ended January 31, 2013, a one-time charge related to the contribution of 500,000 shares of common stock to the Workday Foundation. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures and assets acquired under a capital lease as a reduction to cash flows.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing Workday’s operating performance due to the following factors:

•

Share-based compensation. Although share-based compensation is an important aspect of the compensation of Workday’s employees and executives, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of our ongoing share-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Management believes it is useful to exclude share-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies.

•

Equity Grant to Workday Foundation. During the third quarter of fiscal 2013, Workday granted 500,000 shares of common stock to the Workday Foundation. The Workday Foundation is a non-profit organization established to provide grants, humanitarian relief and employee matching contributions and support volunteerism and social development projects. This grant resulted in a one-time charge of $11.3 million, which was recorded to the General and administrative expenses line of the income statement. Management does not expect to make future grants of shares to the Foundation and therefore considers this charge non-recurring. As such, Management believes it is useful to exclude this one-time charge in order to better understand the ongoing expenses of our core business and to facilitate comparison of our results across periods.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from operations after deducting capital expenditures, whether purchased or leased, due to the fact that these expenditures are considered to be an ongoing operational component of our business.

The use of non-GAAP financial measures has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.